UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013  (May 29, 2013)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

            On May 29, 2013, Southwest Bancorp, Inc. (the “Company”) repurchased the warrant issued to the United States Department of the Treasury (the “Treasury”) as part of the TARP Capital Purchase Program (the “CPP”) for a purchase price of $2,287,197.  The warrant provided the Treasury the right to purchase up to 703,753 shares of the Company’s common stock at a price of $14.92 per share.  The repurchase of the warrant completes the Company’s repurchase of all securities issued to the Treasury in connection with the CPP.  In August 2012, the Company had already repurchased all of the 70,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock issued to the Treasury under the CPP.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2013

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO